E8	SHELL ANNUAL REPORT AND FORM 20-F 2013	REPORTS.SHELL.COM

EXHIBIT 8

SIGNIFICANT SUBSIDIARIES (AUDITED)

Significant subsidiaries at December 31, 2013, and Shell’s percentage of share capital (to the nearest whole number) are set out below. All of these subsidiaries have been included in the “Consolidated Financial Statements” on pages 101-139. Those held directly by the Company are marked with an asterisk (*). A complete list of investments in subsidiaries, incorporated joint arrangements and associates will be attached to the Company’s annual return made to the Registrar of Companies.

Company name	%	Country of incorporation	Principal activities	Class of shares held
Shell Development (Australia) Proprietary Limited	100	Australia	Upstream	Ordinary
Shell Energy Holdings Australia Limited	100	Australia	Upstream	Ordinary, redeemable [A]
Qatar Shell GTL Limited	100	Bermuda	Upstream	Ordinary
Tacoma Company Limited	100	Bermuda	Upstream	Ordinary
Shell Canada Energy	100	Canada	Upstream	Ordinary
Shell Oile – OG Gasudvinding Danmark Pipelines ApS	100	Denmark	Upstream	Ordinary
Shell Gabon SA	75	Gabon	Upstream	Ordinary
Shell Italia E&P Spa	100	Italy	Upstream	Ordinary
Sarawak Shell Berhad	100	Malaysia	Upstream	Ordinary
Shell Kazakhstan Development B.V.	100	Netherlands	Upstream	Redeemable [A], non-redeemable
Shell Olie – OG Gasudvinding Danmark B.V.	100	Netherlands	Upstream	Ordinary
Shell Philippines Exploration B.V.	100	Netherlands	Upstream	Redeemable [A], non-redeemable
Shell Nigeria Exploration and Production Company Limited	100	Nigeria	Upstream	Ordinary
The Shell Petroleum Development Company of Nigeria Limited	100	Nigeria	Upstream	Ordinary
A/S Norske Shell	100	Norway	Upstream	Ordinary
Enterprise Oil Limited	100	UK	Upstream	Ordinary
Shell EP Offshore Ventures Limited	100	UK	Upstream	Ordinary
Shell U.K. Limited	100	UK	Upstream	Ordinary
Shell US E&P Investments LLC	100	USA	Upstream	Equity (Voting)
SOI Finance Inc.	100	USA	Upstream	Ordinary
SWEPI LP	100	USA	Upstream	Partnership Capital
Shell Compania Argentina De Petroleo S.A.	100	Argentina	Downstream	Nominative
Shell Western Supply & Trading Limited	100	Barbados	Downstream	Ordinary
Shell International Trading Middle East Limited	100	Bermuda	Downstream	Ordinary
Pennzoil-Quaker State Canada Incorporated	100	Canada	Downstream	Ordinary
Shell Canada Limited	100	Canada	Downstream	Ordinary, redeemable [A]
Shell Chemicals Canada Limited	100	Canada	Downstream	Ordinary, redeemable [A]
6040187 Canada Inc.	100	Canada	Downstream	Ordinary, redeemable [A]
Deutsche Shell GmbH	100	Germany	Downstream	Ordinary
Deutsche Shell Holding GmbH	100	Germany	Downstream	Ordinary
Shell Deutschland Oil GmbH	100	Germany	Downstream	Ordinary
Shell Luxembourgeoise Sarl	100	Luxembourg	Downstream	Ordinary
Shell Nederland Raffinaderij B.V.	100	Netherlands	Downstream	Ordinary
Shell Trading Rotterdam B.V.	100	Netherlands	Downstream	Ordinary
Shell Eastern Petroleum (Pte) Limited	100	Singapore	Downstream	Ordinary, redeemable
Shell Eastern Trading (Pte) Limited	100	Singapore	Downstream	Ordinary, redeemable
Shell Energy Europe Limited	100	UK	Downstream	Ordinary
Shell Trading International Limited	100	UK	Downstream	Ordinary
Equilon Enterprises LLC	100	USA	Downstream	Membership Interest
SCOGI, G.P.	100	USA	Downstream	Equity
Shell Chemical LP	100	USA	Downstream	Partnership Capital
Shell Energy North America (US), L.P.	100	USA	Downstream	Partnership Capital
Shell Trading (US) Company	100	USA	Downstream	Ordinary
SOPC Holdings East LLC	100	USA	Downstream	Membership Interest
SOPC Holdings West LLC	100	USA	Downstream	Ordinary

[A] Non-voting class of share

E9	SHELL ANNUAL REPORT AND FORM 20-F 2013	EXHIBIT 8

Company name	%	Country of incorporation	Principal activities	Class of shares held
Shell Oman Trading Limited	100	Bermuda	Corporate	Ordinary
Solen Insurance Limited	100	Bermuda	Corporate	Ordinary
Shell Finance Luxembourg Sarl	100	Luxembourg	Corporate	Ordinary
Shell Treasury Luxembourg Sarl	100	Luxembourg	Corporate	Ordinary
B.V. Dordtsche Petroleum Maatschappij	100	Netherlands	Corporate	Ordinary
Shell Brazil Holding B.V.	100	Netherlands	Corporate	Ordinary
Shell Finance (Netherlands) B.V.	100	Netherlands	Corporate	Ordinary
Shell Gas B.V.	100	Netherlands	Corporate	Ordinary
Shell International Finance B.V.*	100	Netherlands	Corporate	Ordinary
Shell Overseas Investments B.V.	100	Netherlands	Corporate	Ordinary
Shell Petroleum N.V.*	100	Netherlands	Corporate	Ordinary
Shell Finance Switzerland AG	100	Switzerland	Corporate	Ordinary
Solen Versicherungen AG	100	Switzerland	Corporate	Registered (Voting)
Shell Overseas Holdings Limited	100	UK	Corporate	Ordinary
Shell Treasury Centre Limited	100	UK	Corporate	Ordinary
Shell Treasury Dollar Company Limited	100	UK	Corporate	Ordinary, redeemable
Shell Treasury U.K. Limited	100	UK	Corporate	Ordinary
The Shell Petroleum Company Limited	100	UK	Corporate	Ordinary
The Shell Transport and Trading Company Limited	100	UK	Corporate	Ordinary, redeemable
Pecten Victoria Company	100	USA	Corporate	Ordinary
Shell Oil Company	100	USA	Corporate	Ordinary
Shell Petroleum Inc.	100	USA	Corporate	Ordinary